                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

     Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          EVERGREEN MEDIA CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as specified in its Charter)

                          EVERGREEN MEDIA CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-(6)(i)(1) or 14a-6(j)(2).
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_/

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

           _/ Set forth the amount on which the filing fee is calculated and state how it was determined.


[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

                    $125
          ----------------------------------------------------------------------

     (2)  Form Schedule or Registration Statement No.:

                    Schedule 14A
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     (3)  Filing Party:

                    Evergreen Media Corporation
          ----------------------------------------------------------------------

     (4)  Date Filed:

                    April 16, 1996
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

                          EVERGREEN MEDIA CORPORATION
                         433 EAST LAS COLINAS BOULEVARD
                              IRVING, TEXAS 75039
                         ______________________________

                                 SUPPLEMENT TO

                                PROXY STATEMENT
                              DATED APRIL 16, 1996

                         ______________________________


          This Supplement supplements the Proxy Statement of Evergreen Media Corporation (the "Company") dated April 16, 1996 (the "Proxy Statement") related to the 1996 Annual Meeting of Stockholders of the Company to be held at the Harvey Hotel, 4545 W. John Carpenter Freeway, Irving, Texas 75063 on May 15, 1996 at 8:30 a.m. (c.d.s.t.) and any adjournment thereof. Capitalized terms used herein but not defined have the meaning assigned to such terms in the Proxy Statement.

EMPLOYMENT AGREEMENT

          The Company has entered into a new employment agreement, dated April 15, 1996 (the "Agreement"), with Mr. Scott K. Ginsburg, Chairman of the Board and Chief Executive Officer of the Company. The terms of the Agreement are set forth herein:

          Mr. Ginsburg's employment agreement has a term that extends through December 31, 2000 and provides for an initial annual base salary of $750,000 in 1996 which increases incrementally each year to $950,000 in 2000. In addition, the Agreement provides for Mr. Ginsburg to receive an annual incentive bonus based upon a percentage of the amount by which the Company exceeds certain annual performance targets which are defined in the Agreement. The Agreement also provides that Mr. Ginsburg is eligible to receive options to purchase Class A Common Stock. Upon execution of the Agreement, Mr. Ginsburg was awarded an option to purchase 100,000 shares of Class A Common Stock at an exercise price of $32.75 per share (representing the last sale price of the Class A Common Stock on the Nasdaq National Market on April 12, 1996). Mr. Ginsburg is eligible to receive, over the term of the Agreement, options to purchase up to an additional 125,000 shares of Class A Common Stock, subject to continued employment and satisfaction of other conditions specified in the Agreement.
Upon execution of the Agreement, Mr. Ginsburg also received a one time bonus in the amount of $1,000,000 in consideration of his extraordinary services to the Company including with respect to the Company's strong operating performance, broadcast properties acquisition program and Mr. Ginsburg's other activities on behalf of the Company. Under the Agreement, the Company also agreed to make to Mr. Ginsburg a ten-year unsecured loan in the amount of $3,500,000 bearing interest at a fixed rate equal to the applicable Federal long-term rate in effect on the date on which the loan is made. The terms of the loan will require Mr. Ginsburg to repay principal of the loan in five equal annual installments, commencing on the sixth anniversary of the date on which the loan is made. As of the date hereof, the Company has not made the loan contemplated by the Agreement. The Company expects to make the loan during fiscal 1996.

          The Agreement may be terminated by Mr. Ginsburg in the event of a "change in control" of the Company, in which event Mr. Ginsburg is entitled to receive (i) an accelerated grant of all options to which he otherwise would have been entitled over the term of the Agreement, (ii) immediate payment of the base salary which he otherwise would have earned over the term of the Agreement and
(iii) a pro-rated annual incentive bonus. The Agreement may be terminated by the Company upon the permanent disability of Mr. Ginsburg, in which event, Mr. Ginsburg shall receive (i) base salary for one year (payable in installments) from the date of termination at the level in effect on the date of termination and (ii) a pro-rated annual incentive bonus. The Agreement may also be terminated by the Company for or without cause, provided that, in the event such termination is without cause, Mr. Ginsburg shall receive (i) grants of options on the same schedule and under the same terms as if such termination had occurred on December 31, 2000; (ii) base salary, payable in installments through December 31, 2000, in the amounts to which Mr. Ginsburg would have been entitled if such termination had occurred on December 31, 2000; and (iii) a pro-rated annual incentive bonus. The Agreement terminates upon the death of Mr. Ginsburg, in which event, Mr. Ginsburg's estate or legal representative shall receive the amounts that would have been payable to Mr. Ginsburg in the event of termination for reason of his permanent disability (set forth above).

          During the term of this Agreement, Mr. Ginsburg is prohibited from engaging in certain activities competitive with the business of the Company.

1995 STOCK OPTION PLAN FOR EXECUTIVE OFFICERS AND KEY EMPLOYEES

          The disclosure contained in the "Approval of the Evergreen Media Corporation 1995 Stock Option Plan for Executive Officers and Key Employees" section of the Proxy Statement is amended to reflect the option award to Mr. Ginsburg on April 15, 1996. The table and related disclosure contained on page 17 of the Proxy Statement are hereby revised to read as follows:

To date, a total of 350,000 options under the 1995 Stock Option Plan have been granted to executive officers of the Company, subject to stockholder approval of the 1995 Stock Option Plan:


                                               NUMBER OF SHARES UNDERLYING
NAME AND POSITION               DOLLAR VALUE      EACH GRANT OF OPTIONS
- ------------------------------  -------------  ---------------------------

Scott K. Ginsburg (a)               (d)                    100,000

James E. de Castro (b)              (d)                    100,000

Matthew E. Devine (c)               (d)                     50,000

Kenneth J. O'Keefe                  (d)                    100,000

Executive Group                     (d)                    350,000

Non-Executive Director Group         -                           0

Non-Executive Officer                -                           0
  Employee Group

- ---------------------------

(a) Mr. Ginsburg is eligible for the award of up to an additional 125,000 stock options under the terms of his employment agreement subject to continued employment and the satisfaction of certain other conditions.
(b) Mr. de Castro is eligible for the award of up to an additional 100,000 stock options under the terms of his employment agreement subject to continued employment and the satisfaction of certain other conditions.
(c) Mr. Devine is eligible for the award of up to an additional 50,000 stock options under the terms of his employment agreement subject to continued employment and the satisfaction of certain other conditions.
(d) The respective dollar value of each stock option granted under the 1995 Stock Option Plan depends on the exercise price of such stock option and the fair market value of Class A Common Stock of the Company at the time of exercise of such stock option and thus is not determinable at this time.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

          The "Certain Relationships and Transactions" section of the Proxy Statement is amended to include the following supplemental information:

          Under the terms of the Company's employment agreement with Mr. Ginsburg, dated April 15, 1996, the Company has agreed to make to Mr. Ginsburg a ten-year unsecured loan. For a discussion of the terms of the loan, see "Employment Agreement" above. As of the date hereof, the loan has not been made.

                                *      *      *

NO NEW PROXY CARD IS BEING DISTRIBUTED WITH THIS SUPPLEMENT. STOCKHOLDERS WISHING TO GIVE A PROXY SHOULD COMPLETE THE PROXY CARD ENCLOSED WITH THE PROXY STATEMENT DATED APRIL 16, 1996 PURSUANT TO THE INSTRUCTIONS CONTAINED THEREIN.


          A STOCKHOLDER WHO GIVES, OR WHO PRIOR TO THE DATE HEREOF HAS GIVEN, A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY (I) FILING WITH THE BANK OF NEW YORK IN ITS CAPACITY AS TRANSFER AGENT FOR THE COMPANY'S COMMON STOCK (THE "TRANSFER AGENT"), AT OR BEFORE THE ANNUAL MEETING, A WRITTEN NOTICE OF REVOCATION BEARING A LATER DATE THAN THE PROXY, (II) DULY EXECUTING A SUBSEQUENT PROXY RELATING TO THE SAME SHARES OF COMMON STOCK AND DELIVERING IT TO THE TRANSFER AGENT AT OR BEFORE THE ANNUAL MEETING OR (III) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON (ALTHOUGH ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF A PROXY). ANY WRITTEN NOTICE REVOKING A PROXY SHOULD BE SENT TO THE BANK OF NEW YORK, 101 BARCLAY STREET, NEW YORK, NEW YORK 10286, ATTN: PROXY DEPARTMENT.



                              By Order of the Board of Directors



                              Matthew E. Devine
                              Secretary
Irving, Texas
May 8, 1996

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